   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 11, 2000

                                                    REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             CMS ENERGY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MICHIGAN                                                                       38-2726431
(State or other jurisdiction of incorporation or                  (I.R.S. Employer Identification No.)
organization)                                                               THOMAS A. MCNISH
FAIRLANE PLAZA SOUTH                                                  VICE PRESIDENT AND SECRETARY
330 TOWN CENTER DRIVE, SUITE 1100                                       212 WEST MICHIGAN AVENUE
DEARBORN, MICHIGAN 48126                                                 JACKSON, MICHIGAN 49201
(313) 436-9200                                                                (517)788-1030
(Address, including zip code, and telephone number,        (Address, including zip code, and telephone number,
including, area code, of registrant's principal              including, area code, of registrant's principal
executive offices)                                                         executive offices)

                           -------------------------
  It is respectfully requested that the Commission send copies of all notices, orders and communications to:

                          MICHAEL D. VAN HEMERT, ESQ.
                           ASSISTANT GENERAL COUNSEL
                             CMS ENERGY CORPORATION
                              FAIRLANE PLAZA SOUTH
                       330 TOWN CENTER DRIVE, SUITE 1100
                            DEARBORN, MICHIGAN 48126
                                 (313) 436-9602
                           -------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
                           -------------------------
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                           -------------------------

                        CALCULATION OF REGISTRATION FEE

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                                                                                        PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF              AMOUNT TO BE         PROPOSED MAXIMUM      AGGREGATE OFFERING        AMOUNT OF
     SECURITIES TO BE REGISTERED           REGISTERED(2)     OFFERING PRICE PER SHARE      PRICES(1)       REGISTRATION FEE(1)(2)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value..........    3,738,871 shares           $26.47               $98,967,918           $26,127.53
---------------------------------------------------------------------------------------------------------------------------------
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

(1) Estimated solely for purpose of calculating the registration fee and, pursuant to Rule 457(c) of the Securities Act of 1933, based upon the average of the high and low sale prices of the common stock, par value $.01 per share, of CMS Energy Corporation, on the New York Stock Exchange on September 5, 2000.
(2) Pursuant to Rule 429 of the Securities Act of 1933, as amended, the Prospectus contained herein relates to (a) 8,000,000 shares of Common Stock, $.01 par value of the registrant contained in the Registration Statement on Form S-3 (No. 33-62573) of which 5,738,997 remain unissued and are being carried forward and the related fees previously paid with the earlier registration statement of $41,128.53, and (b) filing fees associated with 5,000,000 shares of Class G Common Stock, no par value of the registrant contained in the Registration Statement on Form S-3 (No. 33-62573) of which 4,151,779 shares were not issued and of which $26,127.53 in fees were previously paid with the earlier registration statement and are being carried forward to this Registration Statement to register additional shares of Common Stock, $.01 par value of the registrant.
                           -------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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

                  The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS (SUBJECT TO COMPLETION) ISSUED SEPTEMBER 11, 2000

9,477,868 SHARES OF COMMON STOCK, $.01 PAR VALUE

                               [CMS ENERGY LOGO]
                             CMS ENERGY CORPORATION
                              STOCK PURCHASE PLAN
                            ------------------------

     We are pleased to offer the CMS ENERGY STOCK PURCHASE PLAN, a direct stock purchase plan designed to provide investors with a convenient way to purchase shares of CMS common stock and to reinvest dividends for the purchase of additional shares. Stock can be purchased and dividends reinvested with NO COMMISSIONS OR SERVICE CHARGES.

     Some of the KEY FEATURES of the Plan are:

     - You can ENROLL IN THE PLAN with an initial investment of at least $500 per account. (This $500 minimum will be waived if you enroll for automatic investment of at least $100 per month.). The maximum total amount that you can invest in any calendar year is $250,000.

     - Through AUTOMATIC MONTHLY INVESTMENTS deducted from your bank account of at least $25 per month, you can grow your investment in CMS common stock on an ongoing basis with no brokerage charges.

     - You can, at no charge, REINVEST YOUR DIVIDENDS to purchase additional shares of CMS common stock.

     - You can have your DIVIDENDS DEPOSITED DIRECTLY into your checking or savings account, putting your money to work immediately and saving you a trip to the bank.

     - We can hold your CMS common stock certificates in SAFEKEEPING at no charge.

     - You can GIVE CMS COMMON STOCK to others. (Gift acknowledgment forms are available.)

     - You can SELL SHARES of CMS common stock directly through the Plan with a minimal brokerage commission.

     - You can purchase CMS common stock with NO COMMISSIONS OR SERVICE CHARGES.

     The CMS common stock is listed on the New York Stock Exchange under the symbol "CMS".
                            ------------------------

     Investing in CMS common stock involves risks. See "CMS Energy Corporation" beginning on page 7 for information concerning risk factors.
                            ------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

               , 2000

                               TABLE OF CONTENTS

Description of the Stock Purchase Plan......................      3
  Purpose...................................................      3
  Administration............................................      3
  Eligibility...............................................      3
  Enrollment................................................      3
  Reports...................................................      3
  Dividends.................................................      4
  Automatic Investment......................................      4
  Additional Investments....................................      4
  Investment Dates and Prices...............................      4
  Sale of Shares............................................      4
  Certificate Safekeeping...................................      5
  Issuance of Stock Certificates............................      5
  Gifts and Transfers of Shares.............................      5
  Service Fees..............................................      5
  Withdrawal From the Stock Purchase Plan...................      5
  Additional Information....................................      6
Employee Payroll Deduction..................................      6
U.S. Federal Income Taxation................................      6
CMS Energy Corporation......................................      7
Where You Can Find More Information.........................      8
Incorporation of Certain Documents by Reference.............      8
Use of Proceeds.............................................      9
Limitation of Liability.....................................      9
Legal Matters...............................................      9
Experts.....................................................      9

     You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus.

                     DESCRIPTION OF THE STOCK PURCHASE PLAN

PURPOSE

     The purpose of the Stock Purchase Plan is to provide a convenient, no-cost way to invest in CMS common stock and to reinvest CMS common stock dividends.

ADMINISTRATION

     We administer the Plan through our Investor Services Department. As Plan Administrator, Investor Services acts as transfer agent, keeps records, sends statements and performs other duties related to the Plan. We have the right to change the Plan Administrator.

     You can contact the Plan Administrator as follows.

     Written Inquiries:          CMS Energy
                                 Investor Services
                                 212 West Michigan Avenue
                                 Jackson MI 49201

     E-mail Inquiries:           invest@cmsenergy.com

     Telephone Inquiries:        517.788.1868

     Fax Inquiries:              517.788.1859

     Requests for Enrollment
     Packages:                   517.788.1868

     Web Site:                   www.cmsenergy.com/shareholder.
                                 (MOST FORMS ARE AVAILABLE ON THIS WEB SITE.)

     Enroll On Line:             Click on "Invest in CMS" at www.cmsenergy.com.

     An agent independent of us makes the market purchases and sales of CMS common stock for the Plan.

ELIGIBILITY

     Anyone, whether or not a holder of CMS common stock, may be eligible to participate in the Plan by following the enrollment procedures.

ENROLLMENT

     If you are already a holder of CMS common stock with shares registered in your name, you may enroll in the Plan by completing and returning the Stock Purchase Plan Authorization form along with any other required documents. If you are not currently a registered shareholder, you can enroll in the Plan by completing and returning the authorization form with an initial investment of at least $500 per account. (This $500 minimum will be waived if you enroll for automatic investment of at least $100 per month.) The maximum total amount that you can invest in any calendar year is $250,000. TO OBTAIN AUTHORIZATION FORMS AND OTHER MATERIALS, PLEASE REFER TO THE BACK COVER OF THIS DOCUMENT.

REPORTS

     You will receive quarterly statements of account activity if your dividends are reinvested. We will also send account statements whenever there is activity in your account like the purchase of additional shares. YOU SHOULD RETAIN THESE STATEMENTS TO ESTABLISH THE COST BASIS FOR INCOME TAX AND OTHER PURPOSES. You will also receive communications sent to all other shareholders, such as annual reports and proxy statements.

DIVIDENDS

     You may reinvest some or all of your quarterly dividends to purchase additional shares of CMS common stock. If you prefer, you can have your dividends directly deposited into your bank account or paid to you via check. No fees will be charged for any of these options. Unless you select a different option, we will reinvest your dividends. Common stock dividend payment dates are generally the 22nd of February, May, August, and November, or as otherwise declared by our Board of Directors.

AUTOMATIC INVESTMENT

     You may purchase additional shares of CMS common stock through automatic deductions from an account at a bank or other financial institution that is a member of the National Automated Clearing House Association. This option offers the convenience of dollar cost averaging through automatic monthly investments deducted directly from your bank account. The minimum investment amount is $25 per month. The funds are transferred from your checking or savings account on the last banking day of each month. You can enroll in Automatic Investment either using the appropriate section of the Stock Purchase Plan Authorization form or by completing and returning an Automatic Investment Authorization form. There is no charge for this service. We must receive your enrollment at least 10 days before the end of the month. To request Automatic Investment forms, please refer to the back cover of this document.

ADDITIONAL INVESTMENTS

     You may make investments by sending checks or money orders to the Plan Administrator at any time. Please do not send cash or third party checks. The check or money order should be payable in U.S. dollars to CMS STOCK PLAN, and should be for at least $25. Include the top portion of your Stock Purchase Plan Statement of Account or reference your account number on your check. Please mail to the address indicated on the back cover of this document. There is no commission or other charge for this service. You can invest a maximum total amount of $250,000 in a calendar year.

INVESTMENT DATES AND PRICES

     Investment purchases are on the following schedule:

     - At least weekly, generally on Wednesday.

     - On the first business day of each month or as soon as practicable thereafter.

     - As soon as practicable after each CMS common stock dividend payment date.

     NO INTEREST WILL BE PAID ON AMOUNTS RECEIVED BUT NOT YET INVESTED. Shares of CMS common stock purchased will be either newly issued shares or, at our discretion, will be purchased in the open market (New York Stock Exchange) by the Plan's independent agent. Neither CMS Energy nor the Plan participants will have the authority to direct or control how or when the independent agent purchases shares of CMS common stock. We will credit newly issued shares of CMS common stock to your account at the AVERAGE OF THE CLOSING PRICES of that common stock as reported on the New York Stock Exchange and as published in The Wall Street Journal FOR THE THREE TRADING DAYS PRECEDING THE PURCHASE DATE. We will credit shares of CMS common stock purchased in the open market to your account at the actual weighted average price per share incurred. You will not pay brokerage commissions for the shares purchased.

SALE OF SHARES

     You can request, at any time, the sale of some or all of your CMS common stock by completing the appropriate section of the form included on your account statement and returning it to the Plan Administrator. The Administrator will forward the sale instructions to the independent agent for sale. Sales will generally be made weekly. The independent agent will sell your shares, together with the shares of other Plan participants, in the open market, and the price will be the weighted average of all shares included in the sale.

     We will pay to you by check the proceeds from the sale of your shares, less a nominal brokerage fee (as of the date of this Prospectus, approximately $.05 per share). (Also refer to the "Service Fee" discussion below.) Checks are payable as your account is registered. Requests to change the payee requires "Medallion Guaranteed" signatures of all owners, guaranteed by a financial institution participating in the Medallion Guarantee program. Medallion Guaranteed signatures also are required on all sale requests for 250 shares or more. We cannot accept instructions to sell your shares on a specific day, at a specific price, in a specific manner, or equal to a specific dollar value. You determine and indicate the number of SHARES to be sold. To obtain sale request forms, please refer to the back cover of this document.

CERTIFICATE SAFEKEEPING

     Shares of CMS common stock that you purchase through the Plan are held in your account in book-entry form. If you have certificates for CMS common stock, you may deposit these certificates with us for safekeeping. All safekeeping shares are held in your account in book-entry form. This no cost option saves you the trouble of keeping certificates and avoids the nuisance and expense of replacing certificates that become lost, destroyed, or stolen.

ISSUANCE OF STOCK CERTIFICATES

     You can obtain certificates for some or all of the full shares in your account at no cost by completing the appropriate section of the form included on your account statement and returning it to the Plan Administrator. You can also request a stock certificate by contacting us as indicated on the back cover of this document.

GIFTS AND TRANSFERS OF SHARES

     You may transfer ownership of some or all of the shares in your account by providing the Administrator with written, signed transfer instructions. Signatures of all registered shareholders must be Medallion Guaranteed by a financial institution participating in the Medallion Guarantee program. To obtain transfer request forms, please refer to the back cover of this document.

SERVICE FEES

     There are NO FEES, COMMISSIONS, OR SERVICE CHARGES OF ANY KIND for initial stock purchases, automatic investment, additional stock purchases, transfers of stock, dividend reinvestment, direct deposit of dividends, or issuance of stock certificates. The only charge associated with the Plan is a minimal brokerage commission for the sale of stock. As of the date of this Prospectus, the brokerage commission for the sale of stock is approximately $0.05 per share.

WITHDRAWAL FROM THE STOCK PURCHASE PLAN

     You may terminate your participation in the Plan either by completing and returning the appropriate section of the form included on your account statement or by providing written, signed notice to the Plan Administrator. You may terminate either by selling all of your shares or by requesting a certificate for all of your whole shares and a check for the market value of your fractional share. If a certificate or check is to be issued in a name(s) other than the name(s) on your account, your written request, signed by all owners, must be Medallion Guaranteed by a financial institution participating in the Medallion Guarantee program.

ADDITIONAL INFORMATION

     - Any shares resulting from a stock split or stock dividend paid on shares held in your Plan account will be credited to your account in book-entry form. In the event of a rights offering, you will receive rights based on the total number of whole shares in your account.

     - We will make available to you a proxy statement in connection with each meeting of our shareholders, along with an opportunity to vote the shares in your Plan account. Your proxy, when properly submitted, will be voted as you indicate. Your shares will not be voted unless you vote them.

     - We reserve the right to suspend, modify or terminate the Plan at any time. All participants will receive notice of any such suspension, modification or termination. If we terminate the Plan, certificates for whole shares held in your account will be issued and a cash payment will be made for any fractional share.

                           EMPLOYEE PAYROLL DEDUCTION

     Our employees (including part-time employees, but not temporary or contract employees) and employees of our subsidiaries who participate in the Plan may invest through the Plan by submitting an "Employee Payroll Deduction Authorization Form." The Employee Payroll Deduction Authorization Form authorizes the Plan to make payroll deductions of at least $6.25 per pay period for employees paid weekly and at least $12.50 per pay period for employees paid semimonthly and to use the deductions for the purchase of CMS common stock pursuant to the Plan. Employees may, at any time, increase or decrease, within the above limits, the amount of the deduction by notifying the Plan Administrator at the address on the back cover of this document. Payroll deduction authorizations previously provided remain in effect unless the Plan Administrator is otherwise notified.

     All other aspects of the Plan apply to employees.

                          U.S. FEDERAL INCOME TAXATION

     The following discussion relates to the material federal income tax consequences if you participate in the Plan. The effect upon you will depend upon your individual circumstances. We suggest you discuss this, as well as the impact of state and local taxes, with your tax advisor.

     You will be required to include in your gross income for federal income tax purposes amounts equal to the dividends reinvested through the Plan as if you had directly received the cash. You will have no taxable income upon the purchase of shares under the plan. However, you will recognize gain or loss when you sell shares or fractional shares under the Plan.

     Your tax basis will be the cost of your shares. The holding period will begin the day after the shares are allocated to your account.

     All or a portion of the dividends distributed to you may be a return of capital and, as such would not be taxable as ordinary income. In the event of a return of capital distribution, we will provide you with reports that will indicate that we have made a return of capital distribution during the year. If you receive a return of capital dividend, you must reduce the tax basis of the share on which the dividend is paid by the amount of the dividend that is a return of capital. If the amount that is a return of capital exceeds the tax basis, the excess must be reported as capital gains.

     Investors who are citizens or residents of a country other than the United States are generally subject to a withholding tax on dividends paid through the Plan. We are required to withhold from dividends the appropriate amount determined in accordance with Internal Revenue Service regulations. Where applicable, this withholding tax is determined by treaty between the United States and the country in which the investor resides.

                             CMS ENERGY CORPORATION

     The following description of our business does not purport to be comprehensive. You should read the documents incorporated by reference in this document before making an investment decision. For additional information concerning CMS Energy and our subsidiaries' business and affairs, including our capital requirements and external financing plans, pending legal and regulatory proceedings and descriptions of certain laws and regulations to which those companies are subject, you should refer to the incorporated documents (see "Incorporation of Certain Documents by Reference" and "Where You Can Find More Information" below).

     We are a leading diversified energy company operating in the United Stated and around the world. We are the parent holding company of Consumers Energy Company and CMS Enterprises Company. Consumers, a combination electric and gas utility company serving all 68 counties of Michigan's Lower Peninsula, is our largest subsidiary. Consumers' electric and gas businesses are principally regulated utility operations. Consumers' customer base includes a mix of residential, commercial and diversified industrial customers, the largest segment of which is the automotive industry. Enterprises, through subsidiaries, is engaged in a wide range of diversified energy businesses in the United States and internationally.

     Our assets and services are broad and include electric and natural gas utility operations; independent power production; natural gas transmission and processing; oil and gas exploration and production; international energy distribution; and marketing, services and trading. Our objective is to be a leading diversified energy company developing energy facilities and marketing energy and related services in the United Stated and selected world growth markets.

     From time to time, we may make statements regarding our assumptions, projections, expectations, intentions or beliefs about future events. This prospectus contains or incorporates by reference forward-looking statements. The words "believe," "expect," "estimate," "project," and "anticipate" or similar expressions identify forward-looking statements. Where any forward-looking statement includes a statement of the assumptions or bases underlying such forward-looking statement, we caution that, while such assumptions or bases are believed to be reasonable and are made in good faith, assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending upon the circumstances. Where, in any forward-looking statement, we, or our management, express an expectation or belief as to future results, this expectation or belief is expressed in good faith and is believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished.

     Investing in CMS common stock involves risks. For details concerning certain risk factors, uncertainties and assumptions you should refer to the section entitled "CMS Energy, Consumers and Panhandle Forward-Looking Statements Cautionary Factors" in our most recent Form 10-K, Item 1, other incorporated documents, and periodically in various public filings we make with the SEC. This discussion of potential risks and uncertainties is by no means complete but is designed to highlight important factors that may impact our outlook.

     Direct all inquiries related to the CMS Energy Corporation Stock Purchase Plan to the address, web site, or telephone number indicated on the back cover of this document.

     The address of our principal executive office is Fairlane Plaza South, 330 Town Center Drive, Suite 1100, Dearborn, Michigan 48126. Our telephone number is
(313) 436-9200.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document that we file with the Commission at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at the Commission's regional offices located at 500 West Madison Street, Chicago, Illinois 60661 and at Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of these materials can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy statements and other information regarding our company. The outstanding shares of CMS common stock are listed on the New York Stock Exchange and reports, proxy statements and other information concerning our company may also be inspected and copied at its offices at 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporated by reference the following documents filed by CMS Energy (File No. 1-9513) with the Commission pursuant to the Securities Exchange Act and these documents will be deemed to be a part of this prospectus:

          (1) CMS Energy's Registration Statement on Form 8-B/A dated November 21, 1996;

          (2) CMS Energy's Annual Report on Form 10-K for the year ended December 31, 1999;

          (3) CMS Energy's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2000; and

          (4) CMS Energy's Current Reports on Form 8-K filed February 1, May 1, June 5, July 6, and August 15, 2000.

     We incorporate by reference all future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of the offering made by this prospectus and they will be deemed to be a part of this prospectus from the date of filing of such documents. Any statement contained in an incorporated document will be considered modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded will not be considered, except as so modified or superseded, to constitute a part of this prospectus.

     You may request a copy of these filings other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents), at no cost by writing or telephoning us at the offices of our Investor Services located at 212 West Michigan Avenue, Jackson, Michigan, 49201, telephone: (517) 788-1868.

     Certain information contained in this prospectus summarizes, is based upon, or refers to information and financial statements contained in one or more incorporated documents; accordingly, such information contained in this prospectus is qualified in its entirety by reference to such documents and should be read in conjunction with those documents.

                                USE OF PROCEEDS

     Shares purchased for Plan participants with reinvested cash dividends and other investments will, at our option, be either shares newly issued by us or shares purchased in the open market by the independent agent. When newly issued shares are used, we will use the proceeds for general corporate purposes.

                            LIMITATION OF LIABILITY

     If you choose to participate in the Plan, neither us nor the Plan Administrator can assure you of a profit or protect you against a loss on the shares that you purchase under the Plan. We, the Plan Administrator, and any independent agent will not be liable for any act done in good faith or for the good faith omission to act in connection with the Plan. This limitation of liability does not constitute a waiver by any participant of his or her rights under the federal securities laws.

     Although the Plan provides for the reinvestment of dividends, the declaration and payment of dividends will continue to be determined by our Board of Directors at its discretion, depending upon future earnings, the financial condition of our company, and other factors. The amount and timing of dividends may be changed, or the payment of dividends terminated, at any time without notice.

     This prospectus supercedes all prior prospectuses relating to the Plan.

                                 LEGAL MATTERS

     An opinion as to the legality of the securities offered herein has been rendered for us by Michael D. VanHemert, Assistant General Counsel for the Company. As of June 1, 2000, Mr. Van Hemert beneficially owned approximately 4,500 shares of CMS common stock.

                                    EXPERTS

     The financial statements and schedules as of December 31, 1998 and 1999, and for each of the three years in the period ended December 31, 1999 incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

     With respect to the unaudited interim financial information for the quarters ended March 31 and June 30, 2000 and 1999, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of that information. However, their separate report thereon states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Act.

     Future financial statements of the Company and the reports thereon of Arthur Andersen LLP also will be incorporated by reference in this prospectus in reliance upon the authority of that firm as experts in giving those reports to the extent said firm has audited those financial statements and consented to the use of their reports thereon.

                             CMS ENERGY CORPORATION

                              STOCK PURCHASE PLAN

                               INVESTOR SERVICES
                             212 W. MICHIGAN AVENUE
                               JACKSON, MI 49201

                    CMS Energy web site:   WWW.CMSENERGY.COM
                     (Click on "Invest in CMS". Most forms
                        are available on this web site.)

                         E-mail:   INVEST@CMSENERGY.COM

                           Telephone:   517.788.1868

                              Fax:   517.788.1859

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                                                                ESTIMATED
                                                                  AMOUNT
                                                                ---------
Filing fee -- Securities and Exchange Commission............    $26,127.56
Listing on New York Stock Exchange..........................      1,500.00
*Preparation of Stock Certificates..........................      1,000.00
*Fee of registrar and transfer agent........................      2,500.00
*Printing...................................................     30,000.00
*Services of counsel........................................     15,000.00
*Services of independent public accountants, Arthur Andersen
  LLP.......................................................     10,000.00
*Miscellaneous..............................................     10,000.00
                                                                ----------
     TOTAL..................................................    $96,127.56
                                                                ==========

---------------
* Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The following resolution was adopted by the Board of Directors of CMS Energy on May 6, 1987:

     RESOLVED: That effective March 1, 1987 the Corporation shall indemnify to the full extent permitted by law every person (including the estate, heirs and legal representatives of such person in the event of the decease, incompetency, insolvency or bankruptcy of such person) who is or was a director, officer, partner, trustee, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all liability, costs, expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement, incurred by or imposed upon the person in connection with or resulting from any claim or any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative, investigative or of whatever nature, arising from the person's service or capacity as, or by reason of the fact that the person is or was, a director, officer, partner, trustee, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such right of indemnification shall not be deemed exclusive of any other rights to which the person may be entitled under statute, bylaw, agreement, vote of shareholders or otherwise.

     CMS Energy's Bylaws provide:

     The Corporation may purchase and maintain liability insurance, to the full extent permitted by law, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity.

     Article VIII of CMS Energy's Articles of Incorporation provides:

     A director shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of duty as a director except (i) for a breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for a violation of
Section 551 (1) of the Michigan Business Corporation Act, and (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article VIII, and no modification to its provisions by law, shall apply to, or have any effect upon, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or modification.

     Article IX of CMS Energy's Articles of Incorporation provides:

     Each director and each officer of the Corporation shall be indemnified by the Corporation to the fullest extent permitted by law against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense of any proceeding in which he or she was or is a party or is threatened to be made a party by reason of being or having been a director or an officer of the Corporation. Such right of indemnification is not exclusive of any other rights to which such director or officer may be entitled under any now or thereafter existing statute, any other provision of these Articles, bylaw, agreement, vote of shareholders or otherwise. If the Business Corporation Act of the State of Michigan is amended after approval by the shareholders of this
Article IX to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Business Corporation Act of the State of Michigan, as so amended. Any repeal or modification of this Article IX by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     Sections 561 through 571 of the Michigan Business Corporation Act provides CMS Energy with the power to indemnify directors, officers, employees and agents against certain expenses and payments, and to purchase and maintain insurance on behalf of directors, officers, employees and agents.

ITEM 16. EXHIBITS.

EXHIBIT                                DESCRIPTION
-------                                -----------
        --     Restated Articles of Incorporation of CMS Energy.
*(3)(a)        (Designated in CMS Energy's Form 10-Q for the quarter ended
               September 30, 1999, File No. 1-9513, as Exhibit (3)(a).)
 (3)(b) --     By-Laws of CMS Energy.
        --     Indenture dated as of September 15, 1992 between CMS Energy
*(4)(a)        Corporation and NBD Bank, as Trustee. (Designated in CMS
               Energy's Form S-3 Registration Statement filed May 1, 1992,
               File No. 33-47629, as Exhibit (4)(a).)
               First Supplemental Indenture dated as of October 1, 1992
               between CMS Energy Corporation and NBD Bank, as Trustee.
               (Designated in CMS Energy's Form 8-K dated October 1, 1992,
               File No. 1-9513, as Exhibit (4).)
               Second Supplemental Indenture dated as of October 1, 1992
               between CMS Energy Corporation and NBD Bank, as Trustee.
               (Designated in CMS Energy's Form 8-K dated October 1, 1992,
               File No. 1-9513, as Exhibit 4(a).)
               Third Supplemental Indenture dated as of May 6, 1997 between
               CMS Energy Corporation and NBD Bank, as Trustee. (Designated
               in CMS Energy's Form 10-Q for the quarter ended March 31,
               1997, File No. 1-9513, as Exhibit (4).)
               Fourth Supplemental Indenture dated as of September 26, 1997 between CMS Energy Corporation and NBD Bank, as Trustee.
               (Designated in CMS Energy's Form S-3 Registration Statement
               filed October 6, 1997, File No. 333-37241, as Exhibit
               (4)(a).)
               Fifth Supplemental Indenture dated as of November 4, 1997
               between CMS Energy Corporation and NBD Bank, as Trustee.
               (Designated in CMS Energy's Form 10-Q for the quarter ended
               September 30, 1997, File No. 1-9513, as Exhibit (4)(b).)
               Sixth Supplemental Indenture dated as of January 13, 1998
               between CMS Energy Corporation and NBD Bank, as Trustee
               (Designated in CMS Energy's Form 10-K for the year ended
               December 31, 1997, File No. 1-9513, as Exhibit (4).)
               Seventh Supplemental Indenture dated January 25, 1999
               between CMS Energy Corporation and NBD Bank, as Trustee
               (Designated in CMS Energy's Form 10-K for the year ended
               December 31,1998, File No. 1-9513, as Exhibit 4(d)(i).)
               Eighth Supplemental Indenture dated February 3, 1999 between
               CMS Energy Corporation and NBD, as Trustee (Designated in
               CMS Energy's Form 10-K for the year ended December 31, 1998,
               File No. 1-9513, Exhibit 4(d)(ii).)
               Ninth Supplemental Indenture dated June 22, 1999 between CMS
               Energy Corporation and Bank One (formally known as NBD Bank)
               as Trustee (designated in CMS Energy's Form 10-Q for the
               quarter ended June 30, 1999, File No. 1-9513, as Exhibit
               (4)(a).)
        --     Indenture dated as of January 15, 1994 between CMS Energy
*(4)(b)        and The Chase Manhattan Bank, as Trustee. (Designated in CMS
               Energy's Form 8-K filed March 29, 1994, File No. 1-9513, as
               Exhibit (4)(a).)
               First Supplemental Indenture dated as of January 20, 1994
               between CMS Energy and the Chase Manhattan Bank, as Trustee.
               (Designated in CMS Energy's Form 8-K filed March 31, 1994,
               File No. 1-9513, as Exhibit (4)(b).)
               Second Supplemental Indenture dated as of March 19, 1996
               between CMS Energy Corporation and The Chase Manhattan Bank, as Trustee. (Designated in CMS Energy's Form 10-Q for the
               quarter ended March 31, 1996, File No. 1-9513, as Exhibit
               (4).)
               Third Supplemental Indenture dated as of March 17, 1997
               between CMS Energy Corporation and The Chase Manhattan Bank, as Trustee. (Designated in CMS Energy's Form 8-K filed May
               1, 1997, File No. 1-9513, as Exhibit (4)(a)(iv).)

EXHIBIT                                DESCRIPTION
-------                                -----------
               Fourth Supplemental Indenture dated as of September 17, 1997 between CMS Energy Corporation and The Chase Manhattan Bank, as Trustee. (Designated in CMS Energy's Form S-3
               Registration Statement filed September 22, 1997, File No.
               333-36115, as Exhibit (4)(D).)
               Fifth Supplemental Indenture dated as of August 26, 1999
               between CMS Energy and The Chase Manhattan Bank, as Trustee
               (Designated in CMS Energy"s Form S-4 Registration Statement
               filed September 10, 1998, File No. 333-63229, as Exhibit
               4(c).)
        --     Credit Agreement dated as of June 27, 2000, among CMS
*(4)(c)        Energy, as Borrower, and the Banks named therein, as Banks, and The Chase Manhattan Bank as Administrative Agent.
               (Designated in CMS Energy's Form 10-Q for the quarter ended
               June 30, 2000 File No. 1-9513, as Exhibit 4.
 (4)(d) --     Amendment No. 1 to CMS Energy Corporation's Stock Purchase
               Plan.
 (4)(e) --     Indenture dated as of June 1, 1997 between CMS Energy
               Corporation and The Bank of New York, as Trustee.
               (Designated in CMS Energy's Form 8-K filed July 1, 1997,
               File No. 1-9513, as Exhibit (4)(a).)
               First Supplemental Indenture dated as of June 20, 1997
               between CMS Energy Corporation and The Bank of New York, as
               Trustee. (Designated in CMS Energy's Form 8-K filed July 1,
               1997, File No. 1-9513, as Exhibit (4)(b).)
               Fourth Supplemental Indenture dated as of August 22, 2000
               between CMS Energy Corporation and The Bank of New York, as
               Trustee.
 (5)    --     Opinion of Michael D. Van Hemert, Assistant General Counsel
               for CMS Energy.
(15)    --     Letter re: unaudited financial information.
(23)(a) --     Consent of Michael D. Van Hemert, Assistant General for CMS
               Energy (included in Exhibit (5)(a) above).
(23)(b) --     Consent of Arthur Andersen LLP.
(24)    --     Powers of Attorney.

---------------
* Previously filed

     Exhibits listed above which have been filed with the Securities and Exchange Commission are incorporated herein by reference with the same effect as if filed with this Registration Statement.

ITEM 17. UNDERTAKINGS.

     The undersigned registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that as claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and be governed by the final adjudication of such issue.

     (6) That (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, and State of Michigan, on the 11th day of September, 2000.

                                          CMS ENERGY CORPORATION

                                          By:       /s/ A. M. WRIGHT
                                            ------------------------------------
                                                       Alan M. Wright
                                                 Senior Vice President and
                                                  Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the 11th day of September, 2000.

                          NAME                                               TITLE
                          ----                                               -----
  (i)         Principal executive officer

             /s/ WILLIAM T. MCCORMICK, JR.             Chairman of the Board, Chief Executive Officer and
       ------------------------------------------      Director
               William T. McCormick, Jr.

 (ii)         Principal financial officer:

                    /s/ A. M. WRIGHT                   Senior Vice President and Chief Financial Officer
       ------------------------------------------
                     Alan M. Wright

(iii)  Controller or principal accounting officer

                    /s/ P. D. HOPPER                   Senior Vice President, Controller and Chief
       ------------------------------------------      Accounting Officer
                   Preston D. Hopper

                           *                           Director
       ------------------------------------------
                    (John M. Deutch)

                           *                           Director
       ------------------------------------------
                 (James J. Duderstadt)

                           *                           Director
       ------------------------------------------
                 (Kathleen R. Flaherty)

                           *                           Director
       ------------------------------------------
                  (Victor J. Fryling)

                           *                           Director
       ------------------------------------------
                    (Earl D. Holton)

                           *                           Director
       ------------------------------------------
                  (William U. Parfet)

                          NAME                                               TITLE
                          ----                                               -----
                           *                           Director
       ------------------------------------------
                   (Percy A. Pierre)

                           *                           Director
       ------------------------------------------
                    (Kenneth L. Way)

                           *                           Director
       ------------------------------------------
                   (Kenneth Whipple)

                           *                           Director
       ------------------------------------------
                   (John B. Yasinsky)

 *By:               /s/ A. M. WRIGHT
       ------------------------------------------
                     Alan M. Wright
                    Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT                                DESCRIPTION
-------                                -----------
        --     Restated Articles of Incorporation of CMS Energy.
*(3)(a)        (Designated in CMS Energy's Form 10-Q for the quarter ended
               September 30, 1999, File No. 1-9513, as Exhibit (3)(a).)
 (3)(b) --     By-Laws of CMS Energy.
        --     Indenture dated as of September 15, 1992 between CMS Energy
*(4)(a)        Corporation and NBD Bank, as Trustee. (Designated in CMS
               Energy's Form S-3 Registration Statement filed May 1, 1992,
               File No. 33-47629, as Exhibit (4)(a).)
               First Supplemental Indenture dated as of October 1, 1992
               between CMS Energy Corporation and NBD Bank, as Trustee.
               (Designated in CMS Energy's Form 8-K dated October 1, 1992,
               File No. 1-9513, as Exhibit (4).)
               Second Supplemental Indenture dated as of October 1, 1992
               between CMS Energy Corporation and NBD Bank, as Trustee.
               (Designated in CMS Energy's Form 8-K dated October 1, 1992,
               File No. 1-9513, as Exhibit 4(a).)
               Third Supplemental Indenture dated as of May 6, 1997 between
               CMS Energy Corporation and NBD Bank, as Trustee. (Designated
               in CMS Energy's Form 10-Q for the quarter ended March 31,
               1997, File No. 1-9513, as Exhibit (4).)
               Fourth Supplemental Indenture dated as of September 26, 1997 between CMS Energy Corporation and NBD Bank, as Trustee.
               (Designated in CMS Energy's Form S-3 Registration Statement
               filed October 6, 1997, File No. 333-37241, as Exhibit
               (4)(a).)
               Fifth Supplemental Indenture dated as of November 4, 1997
               between CMS Energy Corporation and NBD Bank, as Trustee.
               (Designated in CMS Energy's Form 10-Q for the quarter ended
               September 30, 1997, File No. 1-9513, as Exhibit (4)(b).)
               Sixth Supplemental Indenture dated as of January 13, 1998
               between CMS Energy Corporation and NBD Bank, as Trustee
               (Designated in CMS Energy's Form 10-K for the year ended
               December 31, 1997, File No. 1-9513, as Exhibit (4).)
               Seventh Supplemental Indenture dated January 25, 1999
               between CMS Energy Corporation and NBD Bank, as Trustee
               (Designated in CMS Energy's Form 10-K for the year ended
               December 31,1998, File No. 1-9513, as Exhibit 4(d)(i).)
               Eighth Supplemental Indenture dated February 3, 1999 between
               CMS Energy Corporation and NBD, as Trustee (Designated in
               CMS Energy's Form 10-K for the year ended December 31, 1998,
               File No. 1-9513, Exhibit 4(d)(ii).)
               Ninth Supplemental Indenture dated June 22, 1999 between CMS
               Energy Corporation and Bank One (formally known as NBD Bank)
               as Trustee (designated in CMS Energy's Form 10-Q for the
               quarter ended June 30, 1999, File No. 1-9513, as Exhibit
               (4)(a).)
        --     Indenture dated as of January 15, 1994 between CMS Energy
*(4)(b)        and The Chase Manhattan Bank, as Trustee. (Designated in CMS
               Energy's Form 8-K filed March 29, 1994, File No. 1-9513, as
               Exhibit (4)(a).)
               First Supplemental Indenture dated as of January 20, 1994
               between CMS Energy and the Chase Manhattan Bank, as Trustee.
               (Designated in CMS Energy's Form 8-K filed March 31, 1994,
               File No. 1-9513, as Exhibit (4)(b).)
               Second Supplemental Indenture dated as of March 19, 1996
               between CMS Energy Corporation and The Chase Manhattan Bank, as Trustee. (Designated in CMS Energy's Form 10-Q for the
               quarter ended March 31, 1996, File No. 1-9513, as Exhibit
               (4).)
               Third Supplemental Indenture dated as of March 17, 1997
               between CMS Energy Corporation and The Chase Manhattan Bank, as Trustee. (Designated in CMS Energy's Form 8-K filed May
               1, 1997, File No. 1-9513, as Exhibit (4)(a)(iv).)

EXHIBIT                                DESCRIPTION
-------                                -----------
               Fourth Supplemental Indenture dated as of September 17, 1997 between CMS Energy Corporation and The Chase Manhattan Bank, as Trustee. (Designated in CMS Energy's Form S-3
               Registration Statement filed September 22, 1997, File No.
               333-36115, as Exhibit (4)(D).)
               Fifth Supplemental Indenture dated as of August 26, 1999
               between CMS Energy and The Chase Manhattan Bank, as Trustee
               (Designated in CMS Energy"s Form S-4 Registration Statement
               filed September 10, 1998, File No. 333-63229, as Exhibit
               4(c).)
        --     Credit Agreement dated as of June 27, 2000, among CMS
*(4)(c)        Energy, as Borrower, and the Banks named therein, as Banks, and The Chase Manhattan Bank as Administrative Agent.
               (Designated in CMS Energy's Form 10-Q for the quarter ended
               June 30, 2000 File No. 1-9513, as Exhibit 4.
 (4)(d) --     Amendment No. 1 to CMS Energy Corporation's Stock Purchase
               Plan.
 (4)(e) --     Indenture dated as of June 1, 1997 between CMS Energy
               Corporation and The Bank of New York, as Trustee.
               (Designated in CMS Energy's Form 8-K filed July 1, 1997,
               File No. 1-9513, as Exhibit (4)(a).)
               First Supplemental Indenture dated as of June 20, 1997
               between CMS Energy Corporation and The Bank of New York, as
               Trustee. (Designated in CMS Energy's Form 8-K filed July 1,
               1997, File No. 1-9513, as Exhibit (4)(b).)
               Fourth Supplemental Indenture dated as of August 22, 2000
               between CMS Energy Corporation and The Bank of New York, as
               Trustee.
 (5)    --     Opinion of Michael D. Van Hemert, Assistant General Counsel
               for CMS Energy.
(15)    --     Letter re: unaudited financial information.
(23)(a) --     Consent of Michael D. Van Hemert, Assistant General for CMS
               Energy (included in Exhibit (5) above).
(23)(b) --     Consent of Arthur Andersen LLP.
(24)    --     Powers of Attorney.

---------------
* Previously filed

     Exhibits listed above which have been filed with the Securities and Exchange Commission are incorporated herein by reference with the same effect as if filed with this Registration Statement.